Narrative for the Hypothetical Illustration 1

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $36,591.33
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4    $38,891.36
- Monthly Deduction*                  $1,527.31
- Mortality & Expense Charge**          $342.59
+ Hypothetical Rate of Return***      ($430.14)
                                      ---------
=                                       $36,591  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month                 COI
             -----                 ---
             1                 $125.53
             2                 $125.85
             3                 $126.16
             4                 $126.48
             5                 $126.80
             6                 $127.12
             7                 $127.43
             8                 $127.75
             9                 $128.07
            10                 $128.39
            11                 $128.71
            12                 $129.02

            Total            $1,527.31

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

            Month         Interest
            -----         --------
            1             ($36.85)
            2             ($36.67)
            3             ($36.48)
            4             ($36.30)
            5             ($36.12)
            6             ($35.94)
            7             ($35.75)
            8             ($35.57)
            9             ($35.39)
           10             ($35.21)
           11             ($35.02)
           12             ($34.84)

        Total            ($430.14)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $36,591.33
- Year 5 Surrender Charge             $1,941.76
                                     ----------
=                                       $34,650  (rounded to the nearest dollar)


II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $51,099.58
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4    $50,397.18
- Monthly Deduction*                  $1,271.15
- Mortality & Expense Charge**          $447.40
+ Hypothetical Rate of Return***      $2,420.95
                                      ---------
=                                       $51,100  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month                  COI
             -----                  ---
             1                  $106.46
             2                  $106.36
             3                  $106.27
             4                  $106.17
             5                  $106.08
             6                  $105.98
             7                  $105.88
             8                  $105.79
             9                  $105.69
            10                  $105.59
            11                  $105.49
            12                  $105.39

            Total             $1,271.15

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

            Month          Interest
            -----          --------
            1               $200.47
            2               $200.70
            3               $200.93
            4               $201.16
            5               $201.39
            6               $201.62
            7               $201.86
            8               $202.09
            9               $202.33
           10               $202.56
           11               $202.80
           12               $203.04

           Total          $2,420.95

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $51,099.58
- Year 5 Surrender Charge             $1,941.76
                                      ---------
=                                       $49,158  (rounded to the nearest dollar)


III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $69,547.00
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4    $64,157.88
- Monthly Deduction*                    $955.68
- Mortality & Expense Charge**          $572.75
+ Hypothetical Rate of Return***      $6,917.55
                                      ---------
=                                       $69,547  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI
              -----                 ---
              1                  $83.65
              2                  $82.94
              3                  $82.23
              4                  $81.51
              5                  $80.78
              6                  $80.05
              7                  $79.31
              8                  $78.56
              9                  $77.81
             10                  $77.05
             11                  $76.28
             12                  $75.50

             Total              $955.68

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

            Month          Interest
            -----          --------
            1               $555.46
            2               $559.16
            3               $562.89
            4               $566.66
            5               $570.46
            6               $574.31
            7               $578.18
            8               $582.10
            9               $586.06
           10               $590.05
           11               $594.08
           12               $598.15

        Total             $6,917.55

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $69,547.00
- Year 5 Surrender Charge             $1,941.76
                                      ---------
=                                       $67,605  (rounded to the nearest dollar)


Narrative for the Hypothetical Illustration 2

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

                     = $115,000 or 116% x $36,469.54
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4    $38,815.56
- Monthly Deduction*                  $1,575.36
- Mortality & Expense Charge**          $341.67
+ Hypothetical Rate of Return***       ($428.99)
                                      ---------
=                                       $36,470  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month                  COI
             -----                  ---
             1                  $129.44
             2                  $129.78
             3                  $130.11
             4                  $130.45
             5                  $130.78
             6                  $131.11
             7                  $131.45
             8                  $131.78
             9                  $132.11
            10                  $132.45
            11                  $132.78
            12                  $133.12

            Total             $1,575.36

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

             Month         Interest
             -----         --------
             1             ($36.77)
             2             ($36.59)
             3             ($36.40)
             4             ($36.21)
             5             ($36.03)

             6             ($35.84)
             7             ($35.66)
             8             ($35.47)
             9             ($35.28)
            10             ($35.10)
            11             ($34.91)
            12             ($34.73)

         Total            ($428.99)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $36,469.54
- Year 5 Surrender Charge             $1,941.76
                                      ---------
=                                       $34,528  (rounded to the nearest dollar)


II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $50.980.69
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4    $50,322.40
- Monthly Deduction*                  $1,311.44
- Mortality & Expense Charge**          $446.54
+ Hypothetical Rate of Return***      $2,416.26
                                      ---------
=                                       $50,981  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI
              -----                 ---
              1                 $109.80
              2                 $109.71
              3                 $109.61
              4                 $109.52

              5                 $109.43
              6                 $109.34
              7                 $109.24
              8                 $109.15
              9                 $109.05
             10                 $108.96
             11                 $108.86
             12                 $108.77

             Total            $1,311.44

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

            Month          Interest
            -----          --------
            1               $200.16
            2               $200.38
            3               $200.59
            4               $200.81
            5               $201.02
            6               $201.24
            7               $201.46
            8               $201.68
            9               $201.90
           10               $202.12
           11               $202.34
           12               $202.57

           Total          $2,416.26

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $50,980.69
- Year 5 Surrender Charge             $1,941.76
                                      ---------
=                                       $49,039  (rounded to the nearest dollar)

III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $69,435.25
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4    $64,085.66
- Monthly Deduction*                    $986.35
- Mortality & Expense Charge**          $571.95
+ Hypothetical Rate of Return***      $6,907.89
                                      ---------
=                                       $69,435  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month                  COI
             -----                  ---
             1                   $86.30
             2                   $85.57
             3                   $84.85
             4                   $84.11
             5                   $83.37
             6                   $82.62
             7                   $81.86
             8                   $81.10
             9                   $80.32
            10                   $79.54
            11                   $78.76
            12                   $77.96

            Total               $986.35

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

            Month          Interest
            -----          --------
            1               $554.81
            2               $558.48
            3               $562.18
            4               $565.93
            5               $569.70
            6               $573.52
            7               $577.37
            8               $581.25
            9               $585.18
           10               $589.14
           11               $593.14
           12               $597.19

           Total          $6,907.89

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $69,435.25
- Year 5 Surrender Charge             $1,941.76
                                      ---------
=                                       $67,493  (rounded to the nearest dollar)